UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
The board of directors of KBS Strategic Opportunity REIT, Inc. (the “Company”) has approved management’s recommendation to explore a possible conversion of the Company into an “NAV REIT,” which is a term used to describe a REIT that values its shares as often as daily but at least quarterly on a net asset value (“NAV”) basis that provides increased capacity to repurchase shares at the most recent NAV per share through its share redemption program. Such conversion would further the Company’s objective to enhance liquidity to stockholders by increasing the number of shares it can repurchase under its share redemption program without having to conduct an issuer self-tender.  In addition to providing enhanced liquidity to the Company’s stockholders, the Company anticipates using the results from such conversion to grow the Company and to provide further support for its ongoing obligations under its recently issued Series A debentures.  However, even if the board concludes that a conversion is in the best interest of stockholders, there may be significant restraints on its ability to do so. The Company anticipates that the completion of any such conversion will not occur for at least nine months, and may ultimately require stockholder approval.  This Current Report on Form 8-K does not constitute an offer to sell the Company’s common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: April 19, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary